EXECUTION COPY




                               AMENDMENT NO. 1 TO
                              THE CREDIT AGREEMENT


                                                     Dated as of March 24, 2000

     AMENDMENT NO. 1 TO THE CREDIT AGREEMENT dated as of April 23, 1999 among RSA Acquisition Corp., a Delaware corporation, as Purchaser, American Safety Razor Company, a Delaware corporation (the "Borrower"), RSA Holdings Corp. of Delaware, a Delaware corporation ("Holdings"), the banks, financial institutions and other institutional lenders listed on the signature pages thereof under the caption "Initial Lenders", as Initial Lenders, Bank of America, N.A., as successor by merger to NationsBank, N.A. ("BofA"), as an Initial Issuing Bank, BofA, as the Initial Swing Line Bank, DLJ Capital Funding, Inc. ("DLJ") as the syndication agent (in such capacity, the "Syndication Agent") for the Facilities (as defined therein), DLJ and Banc of America Securities LLC, as successor by merger to NationsBanc Montgomery Securities LLC, as co-arrangers (the "Co-Arrangers"), and NationsBank, as the administrative and collateral agent (the "Administrative Agent") for the Lender Parties (and together with the Syndication Agent and the Co-Arrangers, the "Agents").

    PRELIMINARY STATEMENTS:

     (1) The Borrower, Holdings, the Lenders and the Agents have entered into a Credit Agreement dated as of April 23, 1999 (the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined in this Amendment are used herein as therein defined.

     (2) The parties hereto have agreed to amend the Credit Agreement as hereinafter set forth.

     SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the ---------- Credit Agreement is hereby amended, effective as of the date hereof, as follows:

     (a) Section 5.02(f)(i)(E) is hereby amended by deleting the word "and" at the end thereof and replacing it with a comma;

     (b) Section 5.02(f)(i)(F) is hereby amended by (i) deleting the reference to clause "(E)" contained therein and replacing it with a reference to clause "(F)" and (ii) by deleting the semicolon at the end thereof and replacing it with the word "and";

     (c) Section 5.02(f)(i) is hereby amended by adding to the end thereof a new clause (G) to read as follows:

          "(G) at any time prior to May 31, 2000, declare and pay to Holdings a single dividend in an amount not to exceed $10,000,000, which dividend shall, within three Business Days of receipt thereof by Holdings, be used to prepay the Holdings Debt;"; and

     (d) Section 5.02(j) is hereby amended in its entirety and replaced with the following:

                           "(j)  Prepayments,  Etc.,  of Debt.  Prepay,  redeem,
                  purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Holdings Debt or any Subordinated Debt, other than (i) regularly scheduled or required repayments or redemptions of such Debt, (ii) the prepayment of the Holdings Debt with the Net Cash Proceeds of the Subordinated Notes and (iii) the prepayment of the Holdings Debt with the proceeds of the dividend permitted under Section 5.02(f)(i)(G), or amend, modify or change in any manner materially adverse to the interests of the Lender Parties any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing."

     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, Holdings and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, (ii) each Subsidiary Guarantor shall have executed a consent to this Amendment in the form attached hereto and (iii) each Lender that executes this Amendment shall have received payment of the amendment fee referred to in
Section 5(b). Furthermore this Amendment is subject to the provisions of Section
9.01 of the Credit Agreement.

     SECTION 3. Representations and Warranties of the Borrower. Each of the Borrower and Holdings represents and warrants as follows:

                  (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that by their terms, refer to a specific date, in which case, as of such specific date;

                  (b) no Default has occurred and is continuing under the Credit Agreement, as amended hereby, or would result from this Amendment.

                  SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

                  (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     SECTION 5. Costs, Expenses; Taxes; Fees, Etc. (a) The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

     (b) Concurrently with the effectiveness of this Amendment, the Borrower shall pay to each Lender that executes this Amendment on or prior to 12:00 p.m. (New York time) on Friday, March 24, 2000, for its own account, an amendment fee equal to 0.05 of 1% of such Lender's Commitment as on the date hereof.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        AMERICAN SAFETY RAZOR COMPANY


                                        By: /s/ Alan R. Koss
                                            --------------------------
                                            Name: Alan R. Koss
                                            Title: SVP &CFO


                                       RSA HOLDINGS CORP.  OF DELAWARE


                                       By: /s/James D. Murphy
                                           ----------------------------
                                           Name: James D. Murphy
                                           Title: President

                                       BANK OF AMERICA, N.A., as Administrative
                                       Agent and as Lender


                                       By  /s/Heidi Anne Sandquist
                                           ------------------------------------
                                           Name: HEIDI-ANNE SANDQUIST
                                           Title: VICE PRESIDENT


                                       BANC OF AMERICA SECURITIES LLC, as
                                       Co-Arranger


                                       By /s/Heidi Anne Sandquist
                                          --------------------------------
                                          Name: HEIDI-ANNE SANDQUIST
                                          Title: VICE PRESIDENT

                                      DLJ CAPITAL FUNDING, INC., as
                                      Syndication Agent and Co-Arranger


                                      By /s/James L. Paradise
                                         ------------------------------
                                         Name: James L. Paradise
                                         Title: Senior Vice President

                                       COMERICA BANK


                                       By /s/Dan M. Roman
                                          ------------------------------
                                          Name: Dan M. Roman
                                          Title: Vice President

                                       EATON VANCE INSTITUTIONAL SENIOR
                                       LOAN FUND


                                       By: EATON VANCE MANAGEMENT
                                           AS INVESTMENT ADVISOR


                                       By /s/Payson F. Swaffield
                                          -------------------------------
                                          Name: PAYSON F. SWAFFIELD
                                          Title: VICE PRESIDENT

                                       EATON VANCE SENIOR INCOME TRUST


                                       BY: EATON VANCE MANAGEMENT
                                            AS INVESTMENT ADVISOR


                                       By  /s/Payson F. Swaffield
                                           -----------------------------
                                           Name: PAYSON F. SWAFFIELD
                                           Title: VICE PRESIDENT

                                       FLEET BANK N.A.


                                       By /s/Michael J. Sullivan
                                          --------------------------------
                                          Name: Michael J. Sullivan
                                          Title: Vice President

                                       MORGAN STANLEY DEAN WITTER PRIME
                                       INCOME TRUST


                                       By /s/ Sheila A. Finnerty
                                              --------------------------
                                              Name: Sheila A. Finnerty
                                              Title: Sr Vice President

                                       OLYMPIC FUNDING TRUST SERIES
                                       1999-1


                                       By /s/Kelly C. Walker
                                          -------------------------------
                                          Name: KELLY C. WALKER
                                          Title: AUTHORIZED AGENT

                                       THE PROVIDENT BANK


                                       By  /s/Thomas W. Doe
                                           --------------------------------
                                           Name: Thomas W. Doe
                                           Title: VP

                                       SENIOR DEBT PORTFOLIO


                                       BY: Boston Management and Research
                                           As Investment Advisor


                                       By /s/Payson F. Swaffield
                                          --------------------------------
                                          Name: Payson F. Swaffield
                                          Title:   Vice President

                                    SIMSBURY CLO LIMITED


                                    By: Massachusetts Mutual Life Insurance Co.,
                                        As Collateral Manager


                                    By /s/Steven J. Katz
                                       ----------------------------------------
                                        Name: Steven J. Katz
                                        Title: Second V.P. & Associate General
                                                Counsel

                                       SUMMIT BANK


                                       By /s/Timothy E. Doyle
                                          ------------------------------------
                                          Name: Timothy E. Doyle
                                          Title: VP/Director

                                       THE TRAVELERS INSURANCE COMPANY


                                       By /s/Teresa M. Torrey
                                          ------------------------------
                                          Name: TERESA M. TORREY
                                          Title:   SECOND VICE PRESIDENT

                                       TRAVELERS CORPORATE LOAN FUND INC.
                                       By Travelers Asset Management
                                          International Company LLC


                                       By /s/Teresa M. Torrey
                                          ----------------------------
                                          Name: TERESA M. TORREY
                                          Title:    SECOND VICE PRESIDENT

                                       CITIZENS BANK OF MASSACHUSETTS
                                       AS SUCCESSOR TO U.S. TRUST

                                       By /s/Thomas F. Macina
                                          -------------------- -------
                                          Name: THOMAS F. MACINA
                                          Title: DIRECTOR

                                       VAN KAMPEN CLO 1, LIMITED


                                        By: VAN KAMPEN MANAGEMENT, INC.
                                            As Collateral Manager


                                        By /s/Darvin D. Pierce
                                           ---------------------------
                                           Name: DARVIN D. PIERCE
                                           Title: VICE PRESIDENT

                                                                        CONSENT




                                                     Dated as of March 24, 2000



                  Each of the undersigned corporations, as a Guarantor under the Subsidiary Guaranty dated April 23, 1999 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.


                                       SUBSIDIARY GUARANTORS

                                       AMERICAN SAFETY RAZOR
                                       CORPORATION


                                       By /s/ Alan R. Koss
                                               ------------------------
                                               Title: SVP & CFO


                                       ASR HOLDINGS, INC.


                                       By /s/ Alan R. Koss
                                          -----------------------------
                                          Title: VP, Treas. & Asst. Sec


                                       PERSONNA INTERNATIONAL DE
                                       PUERTO RICO, INC.


                                       By /s/Alan R. Koss
                                          -----------------------------
                                          Title: VP, Treas. & Asst. Sec

                                       THE HEWITT SOAP COMPANY, INC.


                                       By /s/Alan R.Koss
                                          -----------------------------
                                          Title: VP, Treas. & Asst. Sec.


                                       MEGAS BEAUTY CARE, INC.


                                       By /s/Alan R. Koss
                                          -------------------------------
                                          Title: VP, Treas. & Asst. Sec



                                        VALLEY PARK REALTY, INC


                                        By /s/Alan R. Koss
                                           ------------------------------
                                           Title: VP, Treas. & Asst. Sec